Exhibit 99.1

Hennessy Advisors, Inc. Announces Changes to the Board of Directors

NOVATO, Calif., Dec. 8, 2022 /PRNewswire/ -- Hennessy Advisors, Inc. (the "Company") (Nasdaq: HNNA) today announced that Kiera Newton has been named to the Company's Board of Directors and as the new Chair to the Audit Committee. Ms. Newton is an excellent complement to the board with her extensive financial background and detailed knowledge of the industry. Ms. Newton has more than seven years of public accounting audit experience to draw from in her role as a Director and Audit Committee Chair.

In conjunction with Ms. Newton's appointment to the Board of Directors, she is transitioning out of her current role as the founding member of the Company's Advisory Committee. Additionally, the following three current directors are transitioning to serve on the Company's Advisory Committee: Daniel B. Steadman, EVP of Hennessy Advisors, Inc., Daniel G. Libarle, and Rodger D. Offenbach.

"Kiera is a wonderful addition to our Board," said Neil Hennessy, the Company's Chairman and CEO. "Her deep understanding of Hennessy Advisors as well as her high level of financial literacy will undoubtedly benefit our Board and our shareholders in many ways," he continued.

"It is with great pride that I further announce that Kiera's addition to the Board of Directors allows three of our existing directors the ability to transition to a more limited advisory role," said Teresa Nilsen, the Company's President and COO. "Dan Steadman, Dan Libarle, and Rodger Offenbach are ready to provide mentorship and guidance from their new positions on the Advisory Committee," she added.

Ms. Newton will join the Board as the eighth director and fifth independent director, and she will serve the Company's shareholders alongside Neil Hennessy, Teresa M. Nilsen, and Brian A. Hennessy, as well as independent directors Henry C. Hansel, Lydia Knight-O'Riordan, Susan Weber Pomilia, and Thomas L. Seavey.

About Hennessy Advisors, Inc.

Hennessy Advisors, Inc. is a publicly traded investment manager offering a broad range of domestic equity, multi-asset, and sector and specialty funds. Hennessy Advisors, Inc. is committed to providing superior service to shareholders and employing a consistent and disciplined approach to investing based on a buy‑and‑hold philosophy that rejects the idea of market timing.

Supplemental Information

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains "forward-looking statements" for which Hennessy Advisors, Inc. claims the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations and projections about future events based on currently available information. Forward‑looking statements are not a guarantee of future performance or results and are not necessarily accurate indications of the times at which, or means by which, such performance or results may be achieved. Forward‑looking statements are subject to risks, uncertainties, and assumptions, including those described in the sections entitled "Risk Factors" and elsewhere in the reports that Hennessy Advisors, Inc. files with the Securities and Exchange Commission. Unforeseen developments could cause actual performance or results to differ substantially from those expressed in, or suggested by, the forward‑looking statements. Hennessy Advisors, Inc. management does not assume responsibility for the accuracy or completeness of the forward-looking statements and undertakes no responsibility to update any such statement after the date of this press release to conform to actual results or to changes in expectations.

Media Contact: Teresa Nilsen, Hennessy Advisors, Inc., terry@hennessyadvisors.com; 800-966-4354